Exhibit 5.1

811 Main Street, Suite 3700

Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

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June 23, 2021

Property Solutions Acquisition Corp.

654 Madison Avenue

New York, New York 10065

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Property Solutions Acquisition Corp., a Delaware corporation (the “Company”), in connection with the proposed issuance of (i) up to 218,303,085 shares of Class A common stock, $0.0001 par value per share and (ii) up to 63,217,000 shares of Class B common stock, $0.0001 par value per share (collectively, the “Shares”), to be issued in connection with the merger contemplated by that certain Agreement and Plan of Merger, dated as of January 27, 2021, by and among the Company, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of the Company, and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“FF”), as amended by the First Amendment to Agreement and Plan of Merger dated as of February 25, 2021, the Second Amendment to Agreement and Plan of Merger dated as of May 3, 2021 and the Third Amendment to Agreement and Plan of Merger dated as of June 14, 2021 (the “Merger Agreement”). The Shares are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2021, as amended on June 1, 2021 and as further amended on June 21, 2021 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related proxy statement/consent solicitation statement/prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

June 23, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable FF shareholders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters”. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP